Exhibit 99.2
Analog Devices Raises Quarterly Dividend By 7%

WILMINGTON, Mass.--(BUSINESS WIRE)--Feb. 20, 2024--Analog Devices, Inc. (NASDAQ: ADI), a global semiconductor leader, today announced that its Board of Directors has voted to increase its quarterly dividend from $0.86 per outstanding share of common stock to $0.92, which represents an increase of 7% and is equivalent to $3.68 annually.

“Today marks our 20th consecutive year of dividend increases, a testament to ADI’s enduring business qualities which have enabled positive free cash flow generation for 27 consecutive years,” said Vincent Roche, CEO and Chair. “The dividend is the cornerstone of our capital return strategy which is to return 100% of free cash flow to our shareholders over the long term. In just the last 5 years, ADI has returned more than $15 billion or more than 15% of our market cap through dividends and share repurchases. At the same time, we have invested to strengthen our competitive advantages, further increasing our ability to deliver attractive cash returns to our owners over the long term.”

The increase is effective with the dividend payable on March 15, 2024, to shareholders of record as of the close of business on March 5, 2024. ADI has paid a dividend for 80 consecutive quarters, totaling more than $11 billion of cash returned to shareholders through dividends.

About Analog Devices, Inc.
Analog Devices, Inc. (NASDAQ: ADI) is a global semiconductor leader that bridges the physical and digital worlds to enable breakthroughs at the Intelligent Edge. ADI combines analog, digital, and software technologies into solutions that help drive advancements in digitized factories, mobility, and digital healthcare, combat climate change, and reliably connect humans and the world. With revenue of more than $12 billion in FY23 and approximately 26,000 people globally working alongside 125,000 global customers, ADI ensures today’s innovators stay Ahead of What’s Possible. Learn more at www.analog.com and on LinkedIn and Twitter (X).

Forward Looking Statements
This press release contains forward-looking statements regarding, among other things, the timing and amount of cash dividends and share repurchases, return of free cash flow, reinvesting in our business, delivering value to shareholders and our financial position in the future. Statements that are not historical facts, including statements about our beliefs, plans and expectations, are forward-looking statements. Such statements are based on our current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: economic, political, legal and regulatory uncertainty or conflicts; changes in demand for semiconductor products; manufacturing delays, product and raw materials availability and supply chain disruptions; products that may be diverted from our authorized distribution channels; changes in export classifications, import and export regulations or duties and tariffs; our development of technologies and research and development investments; our future liquidity, capital needs and capital expenditures; our ability to compete successfully in the markets in which we operate; our ability to recruit and retain key personnel; risks related to acquisitions or other strategic transactions; security breaches or other cyber incidents; adverse results in litigation matters; reputational damage; changes in our estimates of our expected tax rates based on current tax law; risks related to our indebtedness; unanticipated difficulties or expenditures related to integrating Maxim Integrated Products, Inc.; the discretion of our Board of Directors to declare dividends and our ability to pay dividends in the future; factors impacting our ability to repurchase shares; and uncertainty as to the long-term value of our common stock. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission (“SEC”), including the risk factors contained in our most recent Annual Report on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances.

Contact
Michael Lucarelli
Vice President, Investor Relations and FP&A
Analog Devices, Inc.
781-461-3282
investor.relations@analog.com